SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 16, 2007
U.S. WIRELESS DATA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-22848	84-1178691

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
2728 Orchard Parkway
San Jose, California 95134-2012

(Address of principal executive offices)
(408) 625-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Appointment of Executive Officer
     On July 16, 2007, the company appointed Christopher McKee as its Vice President, General Counsel.
     Prior to joining the company, from 2005 to 2007, Mr. McKee was Vice President and Assistant General Counsel of Covad Communications Group Inc., a publicly held San Jose, California-based broadband provider of integrated voice and data communications nationwide. Prior to joining Covad, from 2002 to 2005, Mr. McKee served as Executive Director of Legal and Regulatory Affairs for XO Communications, Inc., a publicly held Reston, Virginia-based broadband provider of integrated voice and data communications nationwide. Mr. McKee previously, from 1998 to 2002, served as Deputy General Counsel of Net2000 Communications Inc., a publicly traded Herndon, Virginia-based telecommunications services provider. Prior to that, from 1994 to 1998, Mr. McKee was an associate at Washington DC-based law firms Dickstein Shapiro LLP and Dow Lohnes PLLC.
     As an executive officer of the company, Mr. McKee will receive an initial annual base salary of $200,000 which will be increased to an annual base salary of $225,000 immediately following the completion of an equity financing for not less than $30 million. Mr. McKee will also be eligible for a bonus under the company’s executive annual bonus program in an amount to be agreed. Mr. McKee also will be granted stock options under the company’s 2007 Stock Plan for shares of common stock of the company as shall equal 0.25% of the fully diluted capital of the company immediately following the completion of an equity financing for not less than $30 million. These options will have a per share exercise price equal to the fair market value of the common stock on the date of grant as determined by the Board, and will vest over a four year period at the rate of 25% of the option shares on the first anniversary of his employment date and the balance at the rate of 1/48 for every month thereafter of continued service.
     Mr. McKee will also be entitled to receive the same healthcare benefits as other similarly situated employees of the company.
     There are no relationships or related transactions between Mr. McKee and the company that would be required to be reported under Item 401(d) or 404(a) of Regulation S-K.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 19, 2007

U.S. WIRELESS DATA, INC.
By:	/s/ Thomas Rowley
Thomas Rowley, Chief Executive Officer